UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2019

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham	North Carolina	27703
(Address of principal executive offices)		(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00125 par value	CREE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Cree, Inc. (the “Company”) held its Annual Meeting of Shareholders on October 28, 2019 (the “Annual Meeting”). The shareholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 10, 2019.

Proposal No. 1: Election of eight nominees to serve as directors. The votes were cast as follows:

Name	Votes For	Votes Withheld

John C. Hodge	89,585,532	276,109
Clyde R. Hosein	87,810,669	2,050,972
Darren R. Jackson	89,512,582	349,059
Duy-Loan T. Le	88,479,156	1,382,485
Gregg A. Lowe	89,568,888	292,753
John B. Replogle	89,476,245	385,396
Thomas H. Werner	86,939,021	2,922,620
Anne C. Whitaker	88,445,720	1,415,921

Broker Non-Votes: 8,373,386

All nominees were elected.

Proposal No. 2: Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending June 28, 2020. The votes were cast as follows:

	Votes For	Votes Against	Abstained

Ratification of PricewaterhouseCoopers LLP appointment	98,059,682	66,506	108,839

Proposal No. 2 was approved.

Proposal No. 3: Advisory (nonbinding) vote to approve executive compensation. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Advisory (nonbinding) vote to approve executive compensation	79,288,880	10,101,529	471,232

Broker Non-Votes: 8,373,386

Proposal No. 3 was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Neill P. Reynolds
Neill P. Reynolds
Executive Vice President and Chief Financial Officer

Date: October 28, 2019